                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       PAXSON COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                    [PAXSON COMMUNICATION CORPORATION LOGO]

                                                                  April 11, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Paxson Communications Corporation (the "Company"), which will be held at The Hyatt Regency Grand Cypress, One Grand Cypress Boulevard, Orlando, Florida 32836, on May 2, 1997, at 10:30 a.m., local time.

     Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and to guests of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker). Stockholders who are not pre-registered will only be admitted to the Annual Meeting upon verification of stock ownership.

     The notice of the meeting and proxy statement on the following pages contain information concerning the business to be considered at the meeting. Please give these proxy materials your careful attention. It is important your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. Stockholders who attend the Annual Meeting will have the opportunity to vote in person.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.

                                          Sincerely,

                                          /s/ LOWELL W. PAXSON
                                          LOWELL W. PAXSON
                                          Chairman and Chief Executive Officer

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 2, 1997
                             ---------------------

     The Annual Meeting of Stockholders of Paxson Communications Corporation will be held at The Hyatt Regency Grand Cypress, One Grand Cypress Boulevard, Orlando, Florida 32836, on May 2, 1997 at 10:30 a.m., local time, for the following purposes:

          1. To elect seven directors;

          2. To ratify the appointment of Price Waterhouse LLP as the Company's independent certified public accountants for 1997; and

          3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 3, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                           By Order of the Board of Directors
                                           /s/ ANTHONY L. MORRISON
                                           Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 11, 1997

                       PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401

                                PROXY STATEMENT

     This proxy statement is first being sent to stockholders on or about April 12, 1997, in connection with the solicitation of proxies by the Board of Directors of Paxson Communications Corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on May 2, 1997, and at any adjournment thereof (the "Meeting"). The Board of Directors has fixed the close of business on April 3, 1997, as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding (i) 40,480,482 shares of $0.001 par value Class A Common Stock ("Class A Common Stock"), entitled to one vote per share, (ii) 8,311,639 shares of $0.001 par value Class B Common Stock ("Class B Common Stock," and with the Class A Common Stock, collectively, the "Common Stock"), entitled to ten votes per share, and (iii) 33,000 shares of $0.001 par value Junior Cumulative Compounding Redeemable Preferred Stock ("Junior Preferred Stock"), entitled to one vote per share on only certain issues.

VOTING

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting in accordance with the directions given. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors and the other proposals described in this Proxy Statement. The Board of Directors knows of no business to be transacted at the Meeting other than the proposals set forth in this proxy statement. If other matters are properly presented for action, it is the intention of the persons named as proxies to vote on such matters according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in itself constitute revocation of a proxy.

     A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Meeting. The election of directors will require the affirmative vote of a plurality of the votes cast at the Meeting by the Common Stock, if a quorum is present. The affirmative vote of at least a majority of the votes cast with respect to the Common Stock in person or by properly executed proxy is required to approve the other proposals to be considered at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present at the Meeting for purposes of determining whether a quorum is present. Because only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors. As to other matters to be considered at the Meeting, abstentions will be treated as votes AGAINST, and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the Company's equity securities beneficially owned on April 3, 1997, by (i) each director, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities. Beneficial ownership means sole or shared voting power or investment power with respect to a security. The Company has been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

                                                                   AMOUNT AND
                                                                   NATURE OF                    AGGREGATE
                                                                   BENEFICIAL                    VOTING
    CLASS OF STOCK             NAME OF BENEFICIAL OWNER(1)         OWNERSHIP       % OF CLASS     POWER
    --------------             ---------------------------         ----------      ----------   ---------
Class A Common Stock(2)  Lowell W. Paxson                          23,252,543(3)      57.4        18.8

                         Jacor Communications Company               2,050,000(4)       5.1         1.7

                         Sandler Mezzanine General Partnership      1,820,876(5)       4.5         1.5

                         James B. Bocock                              904,850(6)       2.2        *

                         Dean M. Goodman                              226,836(6)      *           *

                         Jon Jay Hoker                                136,325(6)      *           *

                         Arthur D. Tek                                160,350(6)      *           *

                         J. Patrick Michaels, Jr.                     173,350(7)      *           *

                         S. William Scott                              15,000(6)      *           *

                         Bruce L. Burnham                              20,600(6)      *           *

                         James L. Greenwald                             7,000(6)      *           *

                         All directors and executive officers as   25,001,404(8)      59.8%       21.0%
                           a group

Class B Common Stock     Lowell W. Paxson                           8,311,639(6)       100%       68.3%

                         Sandler Mezzanine General Partnership        606,959(5)       6.8         4.7

                         All directors and executive officers as    8,311,639          100%       68.3%
                           a group

---------------
   * Less than 1%
(1) Unless otherwise specified in the footnotes to this table, the address of each person in this table is c/o Paxson Communications Corporation, 601 Clearwater Park Road, West Palm Beach, Florida 33401.
(2) This table does not include 2,123,244 shares of non-voting Class C Common Stock issuable upon the exercise of warrants, nor does this table include the number of shares of Class A Common Stock issuable upon conversion of Class C Common Stock even though such shares are generally convertible into or are exchangeable for shares of Class A Common Stock on a share-for-share basis.
(3) Does not include 8,311,639 shares of Class B Common Stock, each share of which is convertible into one share of Class A Common Stock. Mr. Paxson is the beneficial owner of all of his shares of Class A Common Stock and Class B Common Stock through his control of Second Crystal Diamond, Limited Partnership, and Paxson Enterprises, Inc.
(4) According to information contained in a Schedule 13D filed with the Securities and Exchange Commission ("Commission"), dated December 3, 1996, Jacor Communications Company, whose address is 1300 PNC Center, 201 East Fifth Street, Cincinnati, Ohio 45202, and which is a subsidiary of Jacor Communications, Inc., acquired all of such shares on the open market for investment purposes.

(5) According to information contained in a Schedule 13D, as amended, filed with the Commission, dated October 4 ,1996, Sandler Mezzanine General Partnership, whose address is 767 Fifth Avenue, 45th Floor, New York, New York 10153 is the general partner of each of Sandler Mezzanine Partners, L.P., Sandler Mezzanine Foreign Partners, L.P., and Sandler Mezzanine T-E Partners, L.P. (the "Sandler Partnerships"), and through the Sandler Partnerships holds warrants entitling the Partnerships to purchase 1,820,876 shares of Class A Common Stock and 606,959 shares of Class B Common Stock. Each share of Class B Common Stock is convertible into one share of Class A Common Stock. The Sandler Partnerships also hold shares of the Company's Junior Preferred Stock.
(6) Includes shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plans as follows:
    James B. Bocock -- 847,000; Dean M. Goodman -- 180,361; Jon Jay
    Hoker -- 89,000; Arthur D. Tek -- 122,000; S. William Scott -- 15,000; Bruce
    L. Burnham -- 8,500; James L. Greenwald -- 7,000.
(7) Consists of shares held by certain trusts and a partnership, as to which Mr. Michaels disclaims beneficial ownership except to the extent of his interests in such trusts and partnership; address is 101 E. Kennedy Blvd.,
    S. 3300, Tampa, FL 33602.
(8) Includes 1,374,411 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's Stock Incentive Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the meeting, seven directors are to be elected to hold office until the 1998 Annual Meeting of Stockholders and until their successors have been elected and qualified. The seven nominees for election as directors are Lowell W. Paxson, James B. Bocock, Arthur D. Tek, J. Patrick Michaels, Jr., S. William Scott, Bruce L. Burnham and James L. Greenwald, all of whom are currently members of the Board. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the designated nominees, and that should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

NOMINEES FOR DIRECTOR

                                                  POSITION, PRINCIPAL OCCUPATION,            DIRECTOR
NOMINEE                          AGE           BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
-------                          ---           -------------------------------------         --------
Lowell W. Paxson                 62     Chairman of the Board and Chief Executive Officer      1991
                                          of the Company since 1991 (inception). President,
                                          Home Shopping Network, Inc. ("HSN") from 1985 to
                                          1990.

James B. Bocock                  52     President and Chief Operating Officer of the           1994
                                          Company since 1991. Vice President -- Broadcast
                                          Affiliations of HSN from 1986 to 1991.

Arthur D. Tek                    47     Vice President and Chief Financial Officer of the      1994
                                          Company since 1992, and Treasurer of the Company
                                          since 1994. Chief Financial Officer and
                                          Controller from 1990 to 1992 of Chase
                                          Communications, Inc., a television and radio
                                          broadcasting firm.

J. Patrick Michaels, Jr.         52     Chairman of the Board and Chief Executive Officer      1995
                                          since 1973 of Communications Equity Associates,
                                          Inc., a financial advisory firm in the media,
                                          communications and entertainment industries.
                                          Director, Video Jukebox Network, Inc.

S. William Scott                 63     Consultant to various media companies since 1987.      1995


                                                  POSITION, PRINCIPAL OCCUPATION,            DIRECTOR
NOMINEE                          AGE           BUSINESS EXPERIENCE AND DIRECTORSHIPS          SINCE
-------                          ---           -------------------------------------         --------
Bruce L. Burnham                 63     President since 1993 of The Burnham Group, a firm      1996
                                          providing consulting and marketing services to
                                          the retail industry. Director, Financial Benefit
                                          Group, Inc., and J.B. Rudolph, Inc.

James L. Greenwald               70     Chairman and Chief Executive Officer from 1975 to      1996
                                          1994 of Katz Communications, Inc., a broadcast
                                          advertising representative sales firm; Chairman
                                          Emeritus since 1994. Director, Granite
                                          Broadcasting Company and Source Media, Inc.

OTHER EXECUTIVE OFFICERS

                                                             POSITION, BUSINESS EXPERIENCE
EXECUTIVE OFFICER                           AGE                    AND DIRECTORSHIPS
-----------------                           ---              -----------------------------
Dean M. Goodman                             49     President since 1995 of the Company's inTV and
                                                     Paxson Network-Affiliated Television divisions.
                                                     General Manager from 1993 to 1995 of the
                                                     Company's Miami radio group. Executive Vice
                                                     President until 1993 of the television and radio
                                                     broadcast group of Gilmore Broadcasting Corp.

Jon Jay Hoker                               58     President since 1995 of the Company's Paxson Radio
                                                     division. President from 1994 to 1995 of Paxson
                                                     Networks, Inc. President from 1985 to 1994 of
                                                     Hoker Broadcasting, a radio station
                                                     owner/operator.

Anthony L. Morrison                         35     Vice President, Secretary and General Counsel of
                                                     the Company since 1995. Attorney with the New
                                                     York office of O'Melveny & Meyers from 1990 to
                                                     1995.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     During 1996, the Company's Board of Directors held four meetings. Each incumbent director, except for Mr. Michaels, attended at least 75% of the total number of Board meetings and meetings of committees of which he is a member. In addition, the Board of Directors took action fourteen times during 1996 by written consent in lieu of a meeting signed by all members of the Board of Directors then in office, as permitted by applicable state law.

     Until October 5, 1996 the Compensation Committee consisted of Lowell W. Paxson, Michael J. Marocco and John A. Kornreich. The Compensation Committee recommends to the Board both base salary levels and bonuses for the Chief Executive Officer and the other officers of the Company. See "Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and serves as the committee responsible for administering the Company's Stock Incentive Plans. During 1996 the Compensation Committee met in conjunction with each of the meetings of the Board of Directors, but did not hold separate Committee meetings. Messrs. Marocco and Kornreich resigned from the Board of Directors on October 5, 1996, in connection with the redemption by the Company of certain outstanding preferred stock held by the Sandler Partnerships, entities affiliated with Messrs. Marocco and Kornreich. Mr. Marocco was subsequently reelected to the Board and continued to serve as a member of the Compensation Committee until his resignation as a director on March 1, 1997. Accordingly, all seats on the Compensation Committee other than that held by Mr. Paxson are currently vacant.

     During 1996, the Audit Committee consisted of Michael J. Marocco, Bruce L. Burnham and James L. Greenwald. Mr. Burnham is the chairman of the Committee. The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices. During 1996, the Audit Committee had two meetings.

     The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

     All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. Mr. Burnham and Mr. Greenwald were granted certain options to purchase shares of Class A Common Stock in consideration for their services as directors of the Company, which commenced in 1996. No other directors receive separate compensation for services rendered as a director.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

     J. Patrick Michaels, Jr. is Chairman of the Board, Chief Executive Officer and sole shareholder of Communications Equity Associates, Inc. ("CEA"). Prior to his becoming a director in February 1995, the Company engaged CEA as a financial advisor in connection with the private placements of the Junior Preferred Stock and other preferred stock which has since been redeemed, as well as with the Company's various lending relationships. In connection with such matters, management of the Company believes that its arrangements with CEA have been, and will continue to be, on terms comparable to those generally available from unaffiliated third parties. During 1996, CEA was paid approximately $250,000 for these services.

     S. William Scott has an arrangement with the Company pursuant to which he provides consulting services to the Company with respect to the development of its news programming for its radio and television broadcast business and its radio network business. During 1996, Mr. Scott was paid approximately $81,000 for such services. Mr. Scott has been providing such services since before he became a director.

     During December, 1996, the Company agreed to extend loans to certain of its key employees, including The Executive Officers, to finance the purchase by such officers of shares of Class A Common Stock on the open market. The loans are the personal obligations of each such officer and are secured by a pledge of the shares of Class A Common Stock purchased with the loan proceeds. Each loan accrues interest at a fixed annual rate of 5.75% and is due and payable in full, with all accrued and unpaid interest, upon the earlier of March 31, 1999, or the sale of the shares of Class A Common Stock pledged as security for the loan. As of March 31, 1997, the outstanding balance of principal and accrued interest on such loans to The Executive Officers was as follows: Mr. Bocock, $490,111.86; Mr. Goodman, $393,741.55; Mr. Hoker, $393,741.55; Mr. Tek, $324,905.61; and Mr.
Morrison, $258,823.12.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than ten percent of the Common Stock of the Company to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of all
Section 16(a) reports they file. Based on its review of the copies of such reports received by it, the Company believes that during 1996, its directors, officers and ten percent beneficial owners complied with all applicable reporting requirements, except that Bruce L. Burnham, director of the Company, filed a late report as to his acquisition of Company equity securities.

EXECUTIVE COMPENSATION

     The following table presents certain information concerning the compensation received or accrued for services rendered during the fiscal years ended December 31, 1994, 1995 and 1996 for the Company's Chief Executive Officer and four highest paid executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                    --------------
                                                    ANNUAL COMPENSATION               NUMBER OF
                                           --------------------------------------     SECURITIES
                                                                   OTHER ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)    BONUS     COMPENSATION(2)      OPTIONS       COMPENSATION
---------------------------         ----   ---------   --------   ---------------   --------------   ------------
Lowell W. Paxson                    1996   $385,000    $    -0-      $    -0-               -0-         $  -0-
  Chairman and Chief                1995    350,000         -0-           -0-               -0-            -0-
  Executive Officer                 1994     -0-            -0-           -0-               -0-            -0-

James B. Bocock                     1996    275,000         -0-       415,140           225,000         14,750(3)(4)
  President and Chief               1995    225,000         -0-       164,325           850,000            -0-
  Operating Officer                 1994    160,000         -0-           -0-               -0-            -0-

Dean M. Goodman                     1996    250,000     101,200       289,340           150,000         13,500(3)(4)
  President -- Paxson               1995    200,000      75,000       229,625           223,361            -0-
  Television                        1994    183,750     207,057           -0-               -0-            -0-

Jon Jay Hoker                       1996    250,000      50,000       201,280           150,000         13,500(3)(4)
  President -- Paxson               1995    200,000      50,000       182,688           150,000            -0-
  Radio                             1994    140,000      51,043           -0-               -0-            -0-

Arthur D. Tek                       1996    175,000         -0-       289,340           125,000          9,750(3)(4)
  Vice President, Treasurer,        1995    150,000         -0-           -0-           150,000          3,000(5)
  and Chief Financial Officer       1994    112,500         -0-           -0-               -0-            -0-

---------------

(1) Includes amount Named Executive Officer elected to defer pursuant to the Company's Profit Sharing Plan.
(2) Represents the difference between the price paid by the Named Executive Officer upon the exercise of certain of his options granted under the Stock Incentive Plan and the fair market value of the underlying Common Stock at the time of exercise.
(3) Includes the following Company contributions to supplemental retirement plans during 1996: Mr. Bocock -- $13,750; Mr. Goodman -- $12,500; Mr.
    Hoker -- $12,500; and Mr. Tek -- $8,750.
(4) Includes $1,000 Company contributions to the Profit Sharing Plan during 1996 for each of Messrs. Bocock, Goodman, Hoker, and Tek.
(5) Represents relocation allowance in excess of general allowance under Company's relocation plan.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF SHARES                                                    POTENTIAL REALIZABLE VALUES AT ASSUMED
                      OF COMMON STOCK                                                    ANNUAL RATES OF STOCK PRICE APPRECIATION
                         UNDERLYING       % OF TOTAL OPTIONS    EXERCISE                            FOR OPTION TERM(2)
                          OPTIONS        GRANTED TO EMPLOYEES   PRICE PER   EXPIRATION   -----------------------------------------
NAME                     GRANTED(1)         IN FISCAL YEAR        SHARE        DATE         0%(3)           5%            10%
----                  ----------------   --------------------   ---------   ----------   -----------   ------------   ------------
Lowell W. Paxson          -0-                -0-                    N/A           N/A     $  -0-        $  -0-         $  -0-
James B. Bocock           225,000                11.1%            $3.42      10/31/06      1,228,500      2,485,000      4,413,000
Dean M. Goodman           150,000                 7.4%             3.42      10/31/06        819,000      1,657,000      2,942,000
Jon Jay Hoker             150,000                 7.4%             3.42      10/31/06        819,000      1,657,000      2,942,000
Arthur D. Tek             125,000                 6.2%             3.42      10/31/06        682,500      1,381,000      2,452,000

---------------

(1) All options granted to the Named Executive Officers were granted pursuant to the 1996 Stock Incentive Plan. The options were granted pursuant to a five year vesting schedule commencing January 1, 1996. All options are for Class A Common Stock.

(2) Potential realizable value is based on the assumed annual growth rates over the 10 year option term. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is therefore no assurance the value realized by an executive will be at or near the amounts reflected in this table.
(3) Denotes realizable value at the date of grant which reflected a market value of $8.88 per share.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                             OPTIONS AT                  IN-THE-MONEY OPTIONS
                            SHARES                        DECEMBER 31, 1996            AT DECEMBER 31, 1996(1)
                          ACQUIRED ON    VALUE     -------------------------------   ----------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE(2)   NONEXERCISABLE   EXERCISABLE   NONEXERCISABLE
----                      -----------   --------   --------------   --------------   -----------   --------------
Lowell W. Paxson               -0-           -0-          -0-              -0-       $      -0-      $      -0-
James B. Bocock             33,000      $415,140      802,000          225,000        3,568,900       1,001,250
Dean M. Goodman             23,000       289,340      120,361          210,000          535,606         934,500
Jon Jay Hoker               16,000       201,280       29,000          240,000          129,050       1,068,000
Arthur D. Tek               23,000       289,340       97,000          155,000          431,650         689,750

---------------

(1) Based on the public trading price of the Class A Common Stock of $7.87 on December 31, 1996.
(2) Excludes securities underlying options which vested January 1, 1997 as follows: James B. Bocock -- 45,000; Dean M. Goodman -- 30,000; Jon Jay Hoker -- 30,000; Arthur D. Tek -- 25,000.

STOCK INCENTIVE PLANS

     The Company established its Stock Incentive Plan in November 1994 (the "1994 Plan") and its 1996 Stock Incentive Plan in October 1996 (the "1996 Plan") to provide incentives to officers and other employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The 1994 Plan and the 1996 Plan (collectively, the "Stock Incentive Plans") are administered by the Compensation Committee of the Company's Board of Directors.

     The Stock Incentive Plans provide for the granting of awards, in the form of incentive stock options, non-qualified stock options or restricted shares of Class A Common Stock, to officers and employees as determined by the Compensation Committee except that the class of persons eligible to receive awards under the 1996 Plan includes all persons performing services for the Company or any of its subsidiaries and all persons who have in the past performed such services (whether or not such persons are officers or employees of the Company or any such subsidiary), and all persons performing services relating to the Company in their capacity as an employee or independent contractor of a corporation or other entity providing such services to the Company. Under the 1994 Plan, 2,143,575 shares of Class A Common Stock were available for issuance pursuant to awards granted thereunder, and an additional 2,000,000 shares of Class A Common Stock were made available under the 1996 Plan.

     The exercise price per share of Class A Common Stock deliverable upon the exercise of each stock option granted under the Stock Incentive Plans is determined by the Compensation Committee at the date the stock option is granted and as provided in the terms of the Stock Incentive Plans. Stock options are exercisable in whole or in part on such date or dates as are determined by the Compensation Committee at the date of the grant. The Compensation Committee may, in its sole discretion, accelerate the time at which any stock option may be exercised. Stock options expire on the date or dates determined by the Compensation Committee at the time the stock options are granted. Holders of more than 10% of the combined voting power of the capital stock of the Company may be granted stock options, provided that if any of such options are intended to be incentive stock options, the exercise price must be at least 110% of the fair market value of Class A Common Stock as of the date of the grant and the term of the option may not exceed five years.

     Options granted under the Stock Incentive Plans may be exercised by the participant to whom granted or by his or her legal representative. If a participant's employment is terminated for cause, each option which has not been exercised shall terminate.

     The Compensation Committee also has the discretion to award restricted stock, which are shares of Class A Common Stock which are subject to forfeiture in whole or in part if the recipient's employment with the Company is terminated prior to the end of the restrictive period. Participants who receive restricted stock do not become 100% vested in their restricted stock until five years after the effective date of the award. During the restricted period prior to vesting, the participant may transfer the restricted stock to a trust for the benefit of the participant or an immediate family member, but may not otherwise sell, assign, transfer, give or otherwise dispose of, mortgage, pledge or encumber such restricted stock. The Compensation Committee may, in its discretion, provide that a participant shall be vested in whole or with respect to any portion of the participant's award not previously vested if the participant's employment with the Company is terminated because of death, disability or retirement. To date, the Committee has not awarded any restricted stock under the Stock Incentive Plans.

PROFIT SHARING PLAN

     The Company has a profit sharing plan under Section 401(k) of the Internal Revenue Code (the "Profit Sharing Plan"). The Profit Sharing Plan provides that employees of the Company must complete one year of service in order to be eligible to defer salary and, if available, receive matching contributions under the Section 401(k) portion of the Profit Sharing Plan. Participants may elect to defer a specified percentage of their compensation into the Profit Sharing Plan on a pre-tax basis. The Company may, at its sole discretion, make matching contributions based on a percentage of deferred salary contributions at a percentage rate to be determined by the Board of Directors of the Company, which matching contributions may be in Company stock. In addition, the Company may make supplemental profit sharing contributions in such amounts as the Board of Directors of the Company may determine. Participants earn a vested right to their profit sharing contribution in increasing amounts over a period of five years. After five years of service, the participant's right to his or her profit sharing contribution vests 100%. Thereafter the participant may receive a distribution of the entire value of his or her account at age 55, 62 or 65 or upon termination of employment, death or disability.

EMPLOYMENT AGREEMENTS

     Mr. Paxson is employed as Chairman and Chief Executive Officer of the Company under an employment agreement. The agreement provides that Mr. Paxson will be employed for a five and one-half year period commencing on June 30, 1994, unless sooner terminated. Mr. Paxson began receiving an annual base salary of $350,000 commencing on January 1, 1995, which increased to $385,000 in 1996 and will increase to $423,500 in 1997, $465,850 in 1998 and $500,000 in 1999. In
addition to the base salary, Mr. Paxson may receive an annual bonus at the discretion of, and in an amount set by, members of the Compensation Committee that are not employees of the Company. Mr. Paxson's employment agreement is renewable for successive one-year terms, subject to good faith negotiation of its terms. Under the terms of the agreement, Mr. Paxson is eligible to participate in all employee benefit plans and arrangements that are generally available to other senior executives, and is entitled to vacation days in an amount determined annually by the Board of Directors after good faith negotiation. Mr. Paxson is reimbursed for all reasonable expenses incurred by him in the discharge of his duties, including entertainment and travel. Mr. Paxson's employment agreement is terminable by the Board of Directors before expiration for good cause, as defined in the agreement, or by Mr. Paxson for good reason, as defined in the agreement. In the event of Mr. Paxson's permanent disability or death, the Company will pay Mr. Paxson, or his estate, as the case may be, his then existing salary for the remaining term of the agreement, in the case of disability, or one year, in the case of death.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, Messrs. Paxson, Marocco and Kornreich served on the Compensation Committee. Mr. Paxson is the Chairman of the Board and Chief Executive Officer of the Company. Messrs. Marocco and Kornreich are principals of the Sandler Partnerships, which own shares of the Junior Preferred Stock and Warrants to purchase shares of common stock. See "Security Ownership of Management and Certain Beneficial Owners." Set forth below is a description of certain transactions and relationships between Mr. Paxson, his affiliates and others and the Company, and between the Sandler Partnerships and the Company.

     The Christian Network, Inc. The Company has entered into several agreements with The Christian Network, Inc., and certain of its for profit subsidiaries (individually and collectively referred to herein as

"CNI"). CNI is a non-profit corporation to which Mr. Paxson has provided substantial financial support and of which Mr. Paxson was a member of the Board of Stewards through 1993.

     Investment in Broadcast Properties. At December 31, 1996, the Company had investments in broadcast properties of $12,810,087 related to the Company's financing of certain broadcasting acquisitions for CNI and, at December 31, 1996 as described below, held a demand note from CNI which had been made to finance working capital requirements. In connection with the financing of broadcast acquisitions, the Company has entered into time brokerage agreements with the applicable stations and has obtained options to purchase certain of these stations. During 1996, the Company acquired certain stations from CNI for total consideration of approximately $17,200,000.

     KLDT-TV. During 1995, in connection with CNI securing the rights to acquire television station KLDT-TV in Dallas, Texas and, prior to such acquisition, operate the station pursuant to a TBA, Mr. Paxson initially loaned CNI $1,000,000 to make a deposit in respect to such acquisition and guaranteed the obligations of CNI under the purchase agreement and the TBA. On January 9, 1996, the Company purchased such note from Mr. Paxson at its face value.

     During 1996, as a result of third party challenges to the FCC license renewal application by KLDT-TV, CNI withdrew its application with the FCC for the license of KLDT-TV. In connection therewith, the Company, CNI and certain parties attempting to acquire KLDT-TV's FCC license entered into a settlement agreement whereby CNI, and as a result, the Company, would be repaid a total of $925,000 in connection with their cumulative investments in KLDT-TV. As a result of the settlement agreement, the Company recorded a charge to operations of approximately $252,000 in connection with its investment related to KLDT-TV.

     CNI Agreement. The Company and CNI entered into an agreement in May 1994 (the "CNI Agreement") under which the Company agreed that, if the tax exempt status of CNI were jeopardized by virtue of its relationships with the Company and its subsidiaries, the Company would take certain actions to ensure that CNI's tax exempt status would no longer be so jeopardized. Such steps could include, but not be limited to, rescission of one or more transactions or payment of additional funds by the Company. The Company believes that all of its agreements with CNI have been on terms as favorable to CNI as it would obtain in arm's length transactions. The Company intends any future agreements with CNI to be as favorable to CNI as CNI would obtain in arm's length transactions. Accordingly, if the Company's activities with CNI are consistent with the terms governing their relationship, the Company believes that it will not be required to take any actions under the CNI Agreement. However, there can be no assurance that the Company will not be required to take any actions under the CNI Agreement at a material cost to the Company.

     Demand Note. At December 31, 1996, the Company had advanced CNI $2,993,000 under a demand note bearing interest at the prime rate (8.25% at December 31, 1996). The outstanding principal is due on or before January 1, 1998 and has been included within investments in broadcast properties in the accompanying consolidated balance sheet at December 31, 1996.

     WFCT-TV. The Company leases certain broadcasting assets to CNI in connection with the operation of WFCT-TV for lease payments of $60,000 per year.

     Worship Channel Studio. CNI and the Company have contracted for the Company to lease CNI's television production and distribution facility for the purpose of producing television programming for the Company. During the year ended December 31, 1996, the Company incurred rental charges in connection with this agreement of $193,000.

     Stockholders Agreement. The Company is party to that certain Amended and Restated Stockholders Agreement dated as of December 22, 1994 (as amended, the "Stockholders Agreement"), by and among Second Crystal Diamond, Limited Partnership, Paxson Enterprises, Inc., (the entities through which Mr. Paxson maintains his beneficial interests in the Company), the four holders of the Company's Senior Preferred Stock (which was redeemed in October, 1996), three of which holders are affiliates of Michael J. Marocco and John A. Kornreich, former directors of the Company (the "Sandler Group"), the holders of the Company's Junior Preferred Stock and the Company. The parties to the Stockholders Agreement further amended certain provisions thereof on March 26, 1996 to, among other things, terminate the right of the holders of the Class A and Class B warrants ("Warrant Shares") to require the Company to purchase such Warrant Shares, permit the Company to issue 2,000,000 additional shares of Class A Common Stock (or options to purchase the same) to persons performing services for the Company, permit the Company to issue 125,000 shares of Class A Common Stock (or options to purchase the same) at an exercise price of $3.42 per share, delete certain restrictions on the Company's ability to acquire businesses in consideration for stock of the Company and modify certain rights of the parties to register Common Stock of the Company.

     The Stockholders Agreement grants the parties thereto a right of first refusal to purchase certain securities issued by the Company, as well as certain registration rights. In connection with the offering of exchangeable preferred stock, the Company has entered into an additional agreement with the parties to the Stockholders Agreement dated September 16, 1996, that, among other things, provides for the redemption of the Initial Senior Preferred Stock and Series B Preferred Stock and the waiver of the parties' right of first refusal and registration rights with respect to the aforementioned offering. In addition, such agreement eliminates certain rights of the Sandler Group under the Stockholders Agreement and provides for the termination of certain rights thereunder of the holders of the Existing Preferred Stock effective upon the future redemption of the Existing Preferred Stock by the Company.

     Todd Communications, Inc. In 1993, Mr. Paxson contributed to the Company a demand note receivable in the amount of $1,750,000 from Todd Communications, Inc., a company which owned WFSJ-FM (St. Augustine, Florida) and was beneficially owned by members of Mr. Paxson's family. The note receivable accrued interest at the short-term annual applicable federal rate prescribed by the Internal Revenue Service with the balance of principal and interest due upon demand. Todd Communications also had a note outstanding to Mr. Paxson in the principal amount of $1,643,000. During June 1996, the Company acquired Todd Communications for aggregate consideration of $5,000,000, consisting of the cancellation of the Todd Communications note held by the Company in the principal amount of $1,822,000, assumption and immediate repayment by the Company of the note to Mr. Paxson and the issuance of shares of Class A Common Stock valued at approximately $1,535,000 to the shareholders of Todd Communications.

     Whitehead Media. The Company initially financed the acquisition by Whitehead Media of each of WTVX-TV and WOAC-TV. Whitehead Media subsequently obtained refinancing from Banque Paribas, an affiliate of a holder of the Junior Preferred Stock and warrants to acquire Class C Common Stock, and Canadian Imperial Bank of Commerce, the proceeds of which were used to repay the debt owed by Whitehead Media to the Company and to fund Whitehead Media's acquisition of WNGM-TV, and, in connection with such refinancing, Mr. Paxson and Second Crystal Diamond, Limited Partnership unconditionally guaranteed the obligations of Whitehead Media thereunder. In December, 1996, the terms and conditions of the financing to Whitehead Media was amended to, among other things, remove Canadian Imperial Bank of Commerce as a lender thereunder, terminate the guaranty of Mr. Paxson and Second Crystal Diamond, extend the term and change the interest rate thereof, and provide for an unconditional guaranty by the Company of all obligations owed by Whitehead Media to Banque Paribas thereunder. The Company is permitted to operate stations WTVX-TV and WOAC-TV pursuant to time brokerage agreements and as a result of the third party financing to Whitehead Media has an option to purchase each of such stations, which options to purchase would otherwise be prohibited under FCC rules and regulations because each of such stations serves a market in which the Company owns another television station which also serves the stock market.

     World Travelers Network. Effective January 1, 1996, Mr. Paxson purchased certain assets of World Travelers Network, Inc. ("WTN"), a wholly owned subsidiary of the Company. WTN's business was unprofitable and the Company had determined to discontinue its operations. Mr. Paxson purchased all of the assets of WTN except for its accounts receivable for $70,322 in cash, which price was equal to the book value of such assets. WTN retained its accounts receivable and accounts payable.

     South Carolina Radio Network. Effective January 1, 1996, Mr. Paxson purchased from the Company certain assets of the Company's unprofitable South Carolina Radio Network. Mr. Paxson purchased all of the assets of the South Carolina Radio Network other than cash and accounts receivable for $45,413 in cash paid to the Company, which price was equal to the book value of such assets. The Company retained the cash, accounts receivable and accounts payable of the South Carolina Radio Network operation. The parties agreed that if Mr. Paxson resold such assets at a profit prior to April 1, 1996, the amount of any profit would be paid to the Company. Mr. Paxson subsequently sold such assets to a third party for $150,000, with the excess over $45,413 being paid to the Company.

     Bobcats. During January 1996, the Company entered into a limited partnership agreement to co-own and operate an Arena Football League Franchise in West Palm Beach, Florida. The Company acquired for $900,000 a 1% general partnership interest and a 44% limited partnership interest in Florida Sports Enterprises Limited Partnership (FSELP), a Florida limited partnership of which the managing general partner is Florida Bobcats Football, Inc. The Company then transferred all of its economic interests in its limited partnership interest to Mr. Paxson for a cash payment of $900,000. Additionally, the Company retained an option to reacquire from Mr. Paxson the limited partnership interest for a period of 10 years for $905,000 in cash. During 1996, the Company made additional investments in FSELP of approximately $657,000.

     During the fourth quarter of 1996, in connection with its acquisition of another Arena Football League franchise, the Company formally withdrew as a general partner of FSELP and renounced its rights to acquire economic interests in the limited partnership interest from Mr. Paxson. Further, the Company wrote off its additional investment of $657,000 in FSELP.

     DP Media, Inc. In connection with the acquisition by DP Media, Inc. (DP Media) of WEBZ-FM (formerly WMTO-FM), during September 1996, the Company agreed to loan up to $750,000 to DP Media, a company beneficially owned by members of Mr. Paxson's family. The loan bears interest at the rate of 10%, requires monthly principal and interest payments and matures in November 2003. The loan is secured by the assets of DP Media. At December 31, 1996, the outstanding balance on this loan was approximately $525,000.

     In 1996, the Company entered into a five-year sales and related services agreement with DP Media under which the Company agreed to pay a net minimum monthly fee of $22,000 for all of the thirty and sixty second spot time of WEBZ-FM and agrees to provide other certain services. The agreement is cancellable upon six months written notice by either party.

     The Company has recently committed to lend DP Media up to $10,000,000 for purposes of purchasing television station WRMY, Rocky Mount, North Carolina. The loan will be payable on a monthly basis over 7 years at an interest rate set at prime plus 1 percent.

     Additionally, the Company has agreed to sell the assets of television station WSHE-TV, Martinsburg, West Virginia, to DP Media for $2,470,000 in the form of a promissory note, subject to FCC approval. The note bears interest at 8.25% payable monthly with the entire principal due twenty four months from the date of close. Following the closing, the Company and DP Media will enter into an affiliation agreement with the Informall Television Network, a subsidiary of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee, which was first created in February 1995, consisted until October 5, 1996, of Lowell W. Paxson, Chief Executive Officer of the Company, and Michael J. Marocco and John A. Kornreich, affiliates of the Sandler Partnerships. Messrs. Marocco and Kornreich resigned from the Board of Directors on October 5, 1996. Mr. Marocco was subsequently re-elected to the Board and continued to serve on the Compensation Committee until his resignation as a director on March 1, 1997. The Compensation Committee has been directed to recommend to the Board both base salary levels and bonuses for the executive officers of the Company other than the Chief Executive Officer, to administer the Stock Incentive Plans and to make recommendations with respect to any other Company compensation plans. Mr. Paxson's annual base salary is fixed pursuant to the terms of an employment agreement entered into in 1994. Under the employment agreement, Mr. Paxson is permitted to receive an annual bonus at the discretion of and in an amount determined by the members of the Compensation Committee who are not employees of the Company. Mr. Paxson did not receive a bonus for service during 1996.

     The Compensation Committee approved all awards granted during 1996 under the Stock Incentive Plans. During 1996, annual base salaries for executive officers and other key management personnel other than Mr. Paxson were determined by Mr. Paxson. While the Board of Directors was advised of Mr. Paxson's determinations and Mr. Paxson acted after receiving the advice and recommendations of other executive officers, his decisions were not brought to the Board of Directors or the Compensation Committee for formal action. The decisions of Mr. Paxson and the Compensation Committee were made in part to reward performance measured by the Company's annual and long-term goals, and in recognition that the Company operates in a competitive environment in which both performance and compensation should be evaluated in comparison to industry peers.

                                          Compensation Committee

                                          Lowell W. Paxson

                               PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total returns for the Company's common stock as compared with the cumulative total return for the American Stock Exchange Market Value Index and a peer group index (the "Peer Group Index"). The Securities and Exchange Commission rules permit the Company to select a peer group in good faith with which to compare its stock performance by selecting a group of companies in lines of business similar to its own. Accordingly, the Company has selected a peer group that includes companies which are actively traded on the NASDAQ Stock Market and the New York Stock Exchange. Common Stock for Clear Channel Communications, Inc., Evergreen Media Corp., Infinity Broadcasting Corp., Renaissance Communications Corp. and Saga Communications, Inc. have been included in the Peer Group Index.

     The cumulative return of the Company was computed by dividing the difference between the price of the Company's common stock at the end and the beginning of the measurement period (November 7, 1994 to December 31, 1996) by the price of the Company's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on November 7, 1994, the date the Company first became publicly traded. Similar calculations were made with respect to the American Stock Exchange Market Value Index and the Peer Group Index for the relevant periods assuming that all dividends were reinvested. In addition, the calculations for members of the peer group were weighted on the basis of their respective market capitalizations.

                                         Paxson
        Measurement Period           Communications       AMEX Market
      (Fiscal Year Covered)            Corporation        Value Index     Peer Group Index
11/7/94                                  $100               $100             $100
12/31/94                                 $ 87.6             $ 96.3           $103.2
12/31/95                                 $114.4             $121.7           $164.5
12/31/96                                 $ 58.2             $129.5           $247.5

     The Company cautions that the stock price performance shown in the graph above should not be considered indicative of potential future stock price performance.

                PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company's Board of Directors has appointed Price Waterhouse LLP, Fort Lauderdale, Florida, as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants on accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent certified public accountants for 1997.

                               OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders intended for presentation at the 1998 annual meeting must be received by the Company on or before December 15, 1997 in order to be included in the Company's proxy statement and form of proxy for that meeting.

EXPENSES OF SOLICITATION

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

OTHER MATTERS

     The financial statements, financial information and management discussion and analysis of financial condition and results of operations set forth in the Company's 1996 Annual Report are incorporated by reference. The Company will provide to any stockholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.

                                          By Order of the Board of Directors
                                          /s/ ANTHONY L. MORRISON
                                          Anthony L. Morrison, Secretary

West Palm Beach, Florida
April 11, 1997

                                                                       APPENDIX

PROXY                  PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Anthony L. Morrison and William L. Watson, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Paxson Communications Corporation held of record by the undersigned on April 3, 1997, at the annual meeting of stockholders to be held on May 2, 1997 or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY
     (except as marked to the contrary below)                     to vote for all nominees listed below

  (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

  L. W. Paxson, J. B. Bocock, A. D. Tek, J. P. Michaels, Jr., S. W. Scott, B. L.
                             Burnham, J. L. Greenwald

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1997

     [ ] FOR                    [ ] AGAINST                    [ ] ABSTAIN

                   (Continued and to be signed on other side)

                          (Continued from other side)

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

                                                  Dated:               , 1997
                                                         --------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature if held jointly

                                                     PLEASE SIGN EXACTLY AS NAME
                                                  APPEARS BELOW. WHEN SHARES ARE
                                                  HELD BY JOINT TENANTS, BOTH
                                                  SHOULD SIGN. When signing as
                                                  attorney, as executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.